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                                                  EXHIBIT (24)




                      POWER OF ATTORNEY
                      -----------------

   Each of the undersigned directors of New England Power Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Patricia M. Needham, and Robert K. Wulff, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1996, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.
  Dated this 18th day of March, 1997.

  s/Joan T. Bok                       s/Alfred D. Houston
  _________________________           _________________________
  Joan T. Bok                         Alfred D. Houston


  s/Cheryl A. LaFleur                 s/John W. Rowe
  _________________________           _________________________
  Cheryl A. LaFleur                        John W. Rowe


  s/Jeffrey D. Tranen
  _________________________
  Jeffrey D. Tranen